Exhibit 10.1
DEMAND PROMISSORY NOTE

U.S.$	New York, New York June 21, 2007
     FOR VALUE RECEIVED, the undersigned, SentiSearch, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), hereby promises to pay to the order of [                    ], or [his][its] successors or assigns, (hereinafter referred to as “Holder”), the principal sum of [               ] ($[               ]), on June 22, 2009 unless earlier demanded in full, prepaid or comes due as provided herein. This Note is non-negotiable. This Note is part of a series of demand promissory notes issued in connection with a financing to the Company in the aggregate amount of $180,000. This Note, together with the other demand promissory notes in the series, shall be referred to herein as the “Notes.”
1. Interest. Interest shall accrue from the date hereof at a rate equal to the prime rate as announced from time to time by Citibank, N. A., plus 3% per annum, which shall be computed on the basis of a 365-day year and actual number of days elapsed. Accrued interest on this Note shall be due and payable at the time the Note becomes due, unless earlier prepaid in full in accordance with Section 2 hereof.
2. Optional Prepayment. The Company shall have the right at any time and from time to time to prepay all or any portion of the outstanding principal balance of this Note or interest on such outstanding principal amount, without premium or penalty. To the extent that the Company exercises its right of prepayment with respect to this Note or any of the Notes, such prepayments shall be made on a pro rata basis with the other Notes and shall be in proportion to the then-outstanding principal amount of the Notes.
3. Payments of the Note — Place and Manner; Replacement.
     (a) Place. All payments of principal and interest hereunder shall be made in immediately available funds, no later than 12:00 P.M., New York City time, to the Holder of the Note at the address set forth in Section 6(c) hereof or any such other place as the Holder shall have notified the Company in accordance with Section 6(c) hereof. Notwithstanding anything to the contrary contained herein, if any amount of principal or interest is due hereunder on a day which is not a business day, the due date thereof shall be extended to the immediately succeeding business day and interest thereon, if any, shall accrue during the period of such extension at the rate provided therefor in this Note.
     (b) Manner. Payment of principal and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. It is expressly stipulated and agreed to be the intent of the Company and Holder at all times to comply with applicable state law or applicable United States federal law and that this section shall control every other covenant and agreement in this Note.
     (c) Replacement of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such mutilation, upon surrender and cancellation of the Note, the Company will issue a new Note of like tenor (and, in the case of any new Note, dated the date to which interest has been paid, if any), in lieu of such lost, stolen, destroyed or mutilated Note.
4. No Impairment. The Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company (including without limitation, the due payment hereof) but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.
5. Default and Remedies.
     (a) If any one of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):
          (i) any decree or order for relief in respect of the Company (sometimes referred to herein as an “Obligor”) is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law whether now or hereafter in effect of any jurisdiction;
          (ii) any petition in bankruptcy shall be filed by or against an Obligor or any proceedings in bankruptcy, or under any law or statute of any jurisdiction relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of an Obligor, either through reorganization, composition, extension or otherwise and, if filed against any obligor, such petition or proceeding shall remain unstayed or undismissed for a period of sixty (60) days; or
          (iii) any order, judgment or decree is entered in any proceedings against an Obligor decreeing the dissolution of an Obligor and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days.
then the Note shall automatically become immediately due and payable together with interest accrued thereon without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.
6. General.
     (a) Successors and Assigns. This Note, and the obligations and rights hereunder, shall be binding upon and inure to the benefit of the Company, the Holder of this Note, and his respective heirs, successors and assigns. The Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Holder hereof. The Holder hereof shall have the right to assign or transfer this Note or any of Holder’s rights or obligations hereunder to any affiliate (as such term is defined under the Securities Exchange Act of 1934, as amended) of the Holder.
     (b) Amendment; Waiver. Changes in or additions to this Note may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the Holder of this Note.
     (c) Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed, postage prepaid, or delivered by hand, to the Company or to the Holder hereof at their respective addresses set forth below:

If to the Company:	SentiSearch, Inc.
1482 East Valley Road
Santa Barbara, California 93108
Attention: Chief Executive Officer

     If to the Holder: [                    ]
     (d) Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof. The Company hereby irrevocably submits and consents to the jurisdiction of any New York state or federal court sitting in New York, New York over any action or proceeding arising out of or relating to this Note, and the Company hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state or federal court.
     IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

SENTISEARCH, INC.
By:
Name:
Title:

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